Angela Collette PSC

Attorney and Counselor at Law

Licensed in Kentucky, Michigan and New York

March 8, 2011

PDK Energy Inc.

Board of Directors

2911 Hilltop Drive

Ann Arbor , Michigan 48103

RE:

PDK Energy Partners, Inc.

Registration Statement on Form S-1A

Amendment No. 6

Gentlemen:

I have been retained by PDK Energy, Inc., a Mississippi corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement") on Form S-1/a, relating to the offering of 2,000,000 shares of Common Stock of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In connection with the request, I have examined the following:

1. Certificate of Incorporation of the Company;

2. Bylaws of the Company;

3. The Registration Statement; and

4. Unanimous consent resolutions of the Company’s Board of Directors.

I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable under the State of Mississippi corporate laws, Constitution, statutory laws and regulations, and case law.

____________________________________________________________________

28329 Utica Road Roseville MI 48066

Phone 321-507-7826 FAX: 321-327-8762

I consent to my name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,

s/s

Angela Collette

____________________________________________________________________

28329 Utica Road Roseville MI 48066

Phone 321-507-7826 FAX: 321-327-8762